EXHIBIT 99.1

PRESS RELEASE

China Intelligence Information Systems (IICN)
December 5, 2011

China Intelligence Subsidiary Becomes Gold Value-added Reseller for CA China

China Intelligence Information Systems, Inc. ("China Intelligence", "the Company") (PINK: IICN), who offers virtualization technology application and cloud computing related consulting service, products, solutions and implementation service in the People's Republic of China, today announced that Beijing PowerUnique Technologies Co., Ltd. ("PowerUnique"), the Company's wholly-owned subsidiary, has become a Gold Reseller under the Value Added Reseller (VAR) program with CA (China) Co., Ltd. ("CA").

In China, there are currently only 4 VARs for CA, all of whom are well established in the technology industry within China and have extensive industry background. CA provides technology support and gives discounted pricing on its products and services for all of its VARs. As a Gold Reseller, China Intelligence will purchase all software products from CA, leveraging CA's strong position in cloud computing management and broaden its products portfolio to provide its clients the latest in cloud computing management technology.

Mr. KunwuLi, President and CEO of China Intelligence stated, "We are very pleased to begin working collaboratively with CA, a global leader in providing Information Technology management solutions. We are committed to providing diverse and customized virtualization and cloud computing solutions for our clients in order to operate more efficiently and in a more cost effective manner. Through our working relationship with CA we will enhance our technical capability to better service our clients with comprehensive cloud computing management solutions."

About China Intelligence Information Systems, Inc.
As the leader in China's virtualization and cloud computing market, China Intelligence has developed a suite of offerings, including server consolidation, desktop virtualization and disaster tolerance and backup systems, to high-end clients in China, assisting them in flexible usage of their IT resources. China Intelligence also helps its clients establish a cloud computing platform with lower IT costs and increased computing speed up to a thousand times current capability. Furthermore, we help clients establish their datacenter management and disaster tolerance backup center on the Cloud.

China Intelligence's team of highly qualified management and experienced technical experts provides its clients with a full-range of services including consulting, products and implementation relating to datacenter integration, disaster tolerance and backup, cloud computing as well as desktop virtualization.

China Intelligence also enjoys long-term and close working relationships with partners including VMware Inc., Vizioncore and CA Technologies. As a reflection of our knowledge and expertise, we have gained some of the industry's highest partner recognition. The depth and breadth of these recognitions reflects our commitment to maximizing customers' returns on IT investment while minimizing the risk of implementing new technologies. China Intelligence has been named Infrastructure Virtualization Competency Partner of the Year at the VMware Partner Exchange 2011.

Built with perfection, usability and enterprise level features in mind, today our solutions are used by many Fortune 500 companies including State Grid Corporation of China, China Unicome, China Southern Power Grid, China Life Insurance Group, China Huaneng Group and China Power Investment Corporation

Our government expertise consists of a highly-skilled team, specializing purely in the service and supply of government departments. The team is well-versed in the challenges faced by government organizations of any size. China Intelligence is able to help these clients on virtualization of datacenters, disaster tolerance and backup as well as cloud computing. Some of our governmental clients include, State Administration of Tax and its subordinates, General Administration of Quality Supervision, Inspection and Quarantine of the People's Republic of China and its subordinates, Ministry of Industry and Information Technology of the People's Republic of China and its subordinates, National Bureau of Statistic of China and its subordinates, Ministry of Education of the People's Republic of China and its subordinates, and Ministry of Water Resources of the People's Republic of China and its subordinates.

Safe Harbor Statement
Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding our future plans, objectives or performance. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

Contact:
Michelle Wong
Tel: +86-531-5558-5742
Email: michellewong@yinquan.cn

Investor Contact:
Alliance Advisors, LLC
Alan Sheinwald, Founder & President
Email: ASheinwald@allianceadvisors.net
Tel: (914) 669-0222
www.AllianceAdvisors.net